UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2020

TIDEWATER INC.
(Exact name of registrant as specified in its charter)
Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road
Suite 600
Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

(713) 470-5300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American
Preferred stock purchase rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Background

On November 18, 2020, Tidewater Inc. (the “Company”) announced that it had received, on November 17, 2020, the requisite consents from the holders (the “Holders”) of its 8.00% Senior Secured Notes due 2022 (CUSIP No. 88642RAA7) (the “Notes”) pursuant to its previously announced solicitation of consents (the “Consent Solicitation”), to approve a waiver under and amendments to the indenture, dated as of July 31, 2017 (as amended and supplemented from time to time, the “Indenture”), by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee and Collateral Agent”). The waiver and amendments to the Indenture (the “Proposed Amendments”) are described under the subheading “—Entry into Fourth Supplemental Indenture” below.

Additionally, on the same date, the Company announced (i) the early tender results of its previously announced cash tender offer to purchase up to $50,000,000 aggregate principal amount of its outstanding Notes (the “Tender Offer”), the completion of which was conditioned on, among other things, receipt by the Company through the Consent Solicitation of the requisite consents to approve the Proposed Amendments, and (ii) the termination of its concurrent previously announced cash tender offer to purchase up to $28,705,881 aggregate principal amount of its outstanding Notes (the “Asset Sale Offer”), which was commenced under the provisions of the Indenture which required the Company to make a cash offer to the Holders within 60 days of the date that that the Company realized proceeds from Asset Sales (as defined in the Indenture) exceeding $25 million. Upon the receipt of the requisite consents from the Holders in the Consent Solicitation and the execution and delivery of the Fourth Supplemental Indenture to the Indenture giving effect to the Proposed Amendments, the Company terminated the Asset Sale Offer and, on November 19, 2020, settled payment with respect to $50,000,000 aggregate principal amount of Notes that were validly tendered by the Holders prior to the November 17, 2020 early tender deadline of the Tender Offer.

Entry into Fourth Supplemental Indenture

On November 18, 2020, the Company, the guarantors party thereto and the Trustee and Collateral Agent entered into the Fourth Supplemental Indenture to the Indenture (the “Fourth Supplemental Indenture”), giving effect to the Proposed Amendments. The Proposed Amendments to the Indenture implemented by the Fourth Supplemental Indenture became operative on November 19, 2020 upon the Company’s payment of the consent fees payable under the terms of the Consent Solicitation. The amendments to the Indenture and waiver set forth in the Fourth Supplemental Indenture are summarized below.

Definition of Consolidated EBITDA

The definition of “Consolidated EBITDA” was amended to include, as deductions from or additions to Consolidated Net Income (as defined in the Indenture) in the calculation of Consolidated EBITDA, “Consolidated Book Interest Expense” (as defined below) in lieu of Consolidated Interest Charges (as defined in the Indenture) and fees, expenses, or restructuring charges (including, without limitation, professional fees, severance costs, retention bonuses and management and operational transition fees and expenses), related to a (i) reduction in force or (ii) business acquisition or a business disposition, whether effected by merger, consolidation, asset sale, share acquisition or otherwise (including, for the avoidance of doubt, any disposition, or acquisition from a person that is not a manufacturer thereof, of two or more vessels in a single transaction or series of related transactions).

Definition of Consolidated Book Interest Expense

The following new definition of “Consolidated Book Interest Expense” was added:

“Consolidated Book Interest Expense” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) all interest expense, amortization of premiums, discounts, fees, charges and related expenses of the Issuer and its Subsidiaries in connection with borrowed money (including capitalized interest and the implied interest component of Synthetic Lease Obligations) or in connection with the deferred purchase price of assets, in each case and, with respect to all of the foregoing, to the extent accounted for as interest in accordance with GAAP, and (b) the portion of rent expense under a finance lease that is treated as interest in accordance with GAAP.”

Consolidated Interest Coverage Ratio

The minimum consolidated interest coverage ratio was waived or reduced with respect to specified future fiscal quarters as set forth below:

Fiscal Quarter Ending	Minimum Consolidated Interest Coverage Ratio
June 30, 2021	Waived (no requirement)
September 30, 2021	Waived (no requirement)
December 31, 2021	Waived (no requirement)
March 31, 2022 and thereafter	1.50:1.00

Minimum Liquidity

The minimum amount of the liquidity (including any amounts available but not drawn under any revolving credit facilities of the Company or any of its subsidiaries) that the Company is required to maintain was decreased to $25,000,000 in excess of the amount of cash pledged by the Company and the guarantors parties to the Indenture to secure letters of credit and other performance-related obligations. The minimum amount of the liquidity (including any amounts available but not drawn under any revolving credit facilities of the Company or any of its subsidiaries) that the Company and its subsidiaries together are required to maintain was decreased to $50,000,000 (inclusive of the amount of cash pledged by the Company and the guarantors parties to the Indenture to secure letters of credit and other performance-related obligations).

Restricted Payments

The maximum aggregate principal amount of the Restricted Payments (as defined in the Indenture) that the Company is permitted to repay, redeem, defease or otherwise acquire or retire for value any indebtedness under the Troms Credit Agreement and the guarantees in respect thereof was increased to $45,000,000.

Additional Amendments

Additional technical revisions were made to the definition of the Troms Credit Agreement and to a covenant restricting amendments to the Troms Credit Agreement.

Waiver of Asset Sale Offer Requirement

By consenting to the Proposed Amendments, the Holders permanently and irrevocably waived compliance with the provisions of the Indenture that required the Company to (a) make an Asset Sale Offer (as defined in the Indenture) in respect of net proceeds received from Asset Sales (as defined in the Indenture) occurring from and after June 14, 2019, and prior to November 3, 2020, or (b) maintain Excess Proceeds (as defined in the Indenture) received from Asset Sales occurring from and after June 14, 2019, and prior to November 3, 2020, on deposit in the Excess Proceeds Account (as defined in the Indenture).

The foregoing summary description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Fourth Supplemental Indenture is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated November 18, 2020, by and among Tidewater Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quintin V. Kneen
Quintin V. Kneen
President, Chief Executive Officer and Director

Date: November 23, 2020